Exhibit 16.

[GRANT THORNTON LOGO]

Accountants and Business Advisors

June 30, 2003

Securities and Exchange Commission

Washington, D.C. 20549

Re:	Dauphin Technology, Inc.

File No. 033-21537-D

Dear Sir or Madam:

We have read Item 4 of the Form 8-K. of Dauphin Technology, Inc. dated June 30, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP

/S/    GRANT THORNTON LLP

175 W. Jackson Blvd. 20th Floor

Chicago, IL 60604

T 312.856.0200

F 312.565.4719

W www.grantthornton.com

Grant Thornton LLP

US Member of Grant Thornton International